Extractive Sector Transparency Measures Act - Annual Report

PREMIUM RESOURCES LTD. | principled mining

Reporting Entity Name	Premium Resources Ltd.				
Reporting Year	**From** 2023-01-01	**To:** 2023-12-31		**Date submitted**	2024-11-21
Reporting Entity ESTMA Identification Number	E658236	◉ Original Submission ○ Amended Report			
Other Subsidiaries Included (optional field)					
Not Consolidated					
Not Substituted					

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	**Peter Rawlins**	**Date**	*2024-11-21*
Position Title	**Senior Vice President & Chief Financial Officer**		

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	**From:**	2023-01-01	**To:**	2023-12-31
Reporting Entity Name	Premium Resources Ltd.		**Currency of the Report**	CAD
Reporting Entity ESTMA Identification Number	E658236			
Subsidiary Reporting Entities (if necessary)				

Payments by Payee

Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Botswana	Government of Botswana		220,000							**220,000**	These payments were made in BWP and translated using a monthly average exchange rate of CAD/BWP: 10.0634

Additional Notes:

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	**From:**	2023-01-01	**To:**	2023-12-31
Reporting Entity Name	Premium Resources Ltd.		**Currency of the Report**	CAD
Reporting Entity ESTMA Identification Number	E658236			
Subsidiary Reporting Entities (if necessary)				

Payments by Project

Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Botswana	Selkirk Mine	220,000							**220,000**	These payments were made in BWP and translated using a monthly average exchange rate of CAD/BWP: 10.0634

Additional Notes: